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                    Zing Technologies, Inc. and Subsidiaries

           Exhibit 11 - Statement Re Computation of Per Share Earnings

                                                                     1994          1995         1996
                                                                 -----------------------------------------
                                                                  (000's omitted, Except Per Share Data)

Average shares outstanding                                            2,681        2,597        2,610
Net effect of dilutive stock options and warrants
   based on the treasury stock method                                    66           74           19
                                                                 -----------------------------------------
Shares used for computation                                           2,747        2,671        2,629
                                                                 =========================================

Income before extraordinary item                                     $  162       $2,517       $4,413
Extraordinary item (1)                                                   53            -            -

                                                                 -----------------------------------------
 Net income used for computation                                      $  215       $2,517       $4,413
                                                                 =========================================
Per share amount:
   Income before extraordinary item                                  $  .06        $  .94       $ 1.68
   Extraordinary item (1)                                               .02             -            -
                                                                 -----------------------------------------
Net income                                                           $  .08        $  .94       $ 1.68


(1) Represents a gain from the extinguishment of debt, net of income tax effect.



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